Exhibit 24.2

POWERS OF ATTORNEY

The undersigned are directors of NRGM GP, LLC, a Delaware limited liability company and the general partner of Inergy Midstream, L.P., a Delaware limited partnership (the “Partnership”), and desire to enter into this Power of Attorney to facilitate the filing of the Partnership’s Registration Statement on Form S-1, File No. 333-176445, and any amendments thereto (the “Registration Statement”).

Each person whose signature appears below appoints John J. Sherman, R. Brooks Sherman, Jr. and Laura L. Ozenberger, and each of them, any of whom may act without the joinder of the other, as such his true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the Registration Statement and any registration statement (including any amendment thereto) for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them of their or his substitute and substitutes, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be signed in more than one counterpart, all of which when taken together, shall be deemed one and the same instrument. If this Power of Attorney is executed by less than all of the undersigned, it shall nevertheless be effective with respect to those of the undersigned as shall have executed it.

[Signature Page Follows]

IN WITNESS WHEREOF, this Power of Attorney has been signed effective as of this 5th day of December, 2011, by the following persons:

Signature	Title

/s/ Warren H. Gfeller Warren H. Gfeller	Director of NRGM GP, LLC

/s/ Arthur B. Krause Arthur B. Krause	Director of NRGM GP, LLC

Signature Page to Power of Attorney